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                                                                  EXECUTION COPY

                                                                   EXHIBIT 10.16

                          AMENDED AND RESTATED GUARANTY

                  This AMENDED AND RESTATED GUARANTY (this "Guaranty"), dated as of June 20, 2003, is made and entered upon the terms hereinafter set forth by New Century Financial Corporation, a corporation duly incorporated and in good standing in the State of Delaware (the "Guarantor"), for the benefit of Morgan Stanley Mortgage Capital Inc., as lender (the "Lender") under an Amended and Restated Master Loan and Security Agreement, dated as of June 20, 2003 ( as the same shall be amended, supplemented or otherwise modified from time to time, the "Loan Agreement"), by and among NC Capital Corporation ("NC Capital"), New Century Mortgage Corporation ("New Century" and together with NC Capital, each a "Borrower" and collectively the "Borrowers") and the Lender.

                                    RECITALS

                  WHEREAS, NC Capital and the Lender are parties to that certain Master Loan and Security Agreement, dated as of December 1, 2002 (the "Existing Loan Agreement").

                  WHEREAS, the Borrowers and the Lender have agreed, subject to the terms and conditions of the Loan Agreement that the Existing Loan Agreement be amended and restated to, among other things, add New Century as a co-borrower, increase the Maximum Credit and include Wet-Ink Mortgage Loans as a type of Eligible Mortgage Loans.

                  WHEREAS, pursuant to the Loan Agreement, the Borrowers have requested that the Lender from time to time continue and continue to make, as the case may be, revolving credit loans (each, a "Loan") to finance certain residential mortgage loans owned by the Borrowers, and the Lender has agreed to make such loans upon the terms and conditions set forth herein and therein;

                  WHEREAS, pursuant to the Loan Agreement, the Borrowers have duly executed and delivered an amended and restated promissory note (the "Note") to the Lender evidencing each of the Loans, and the Borrowers have promised to pay to the Lender the interest on and the aggregate unpaid principal amount of the Loans on the dates and in the principal amounts provided in the Loan Agreement; and

                  WHEREAS, the Guarantor is a party to that certain Guaranty, dated as of December 1, 2002 (as amended, supplemented or otherwise modified prior to the date hereof, the "Existing New Century Guaranty").

                  NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged by the Guarantor, the Guarantor hereby agrees that the Existing New Century Guaranty is hereby amended and restated in its entirety as set forth in the heading and recitals hereto and as follows:

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                  Section 1.    Definitions. Capitalized terms used but not
defined herein shall have the meanings specified in the Loan Agreement.

                  Section 2. Guarantee. The Guarantor hereby unconditionally and absolutely guarantees to the Lender and its successors and assigns the full and prompt payment of all amounts due and owing by the Borrowers under the Loan Agreement, as and when they shall become due thereunder (the "Guaranteed Obligations"). This is a guaranty of payment and not of collection. The liability of the Guarantor hereunder shall be direct and immediate and not conditional or contingent upon the occurrence of any event.

                  If at any time any amounts that shall have become due and payable under the Loan Agreement (including but not limited to, (i) interest, default interest and principal payments required under Section 2.5 thereof, (ii) the amount required to cure a Borrowing Base Deficiency under Section 2.6 thereof, (iii) any Minimum Usage Fee due pursuant to Section 7.17 thereof, and
(iv) indemnification payments and out-of-pocket expenses incurred pursuant to
Section 11.3 and Section 11.15 thereof) and the Borrowers shall not have delivered full and timely payment to the Lender as required by the Loan Agreement, the Lender shall notify the Guarantor in writing (which may be by telecopy confirmed by a telephone call as described below) of the amounts that remain due and unpaid (the "Shortfall Amount"). The Guarantor shall deliver the Shortfall Amount to the Lender, in immediately available funds no later than one
(1) Business Day after such notice is received.

                  Section 3. Obligations Unconditional. The obligations of the Guarantor under Section 2 hereof are absolute and unconditional irrespective of the value, genuineness, validity, regularity or enforceability of the Loan Agreement or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor (other than any payments made by the Borrowers, but subject to the provisions of Section 4). Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantor hereunder which shall remain absolute and unconditional as described above:

                  (i) at any time or from time to time, without notice to the Guarantor, the time for any performance of or the compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

                  (ii) any of the acts mentioned in any of the provisions of the Loan Agreement or any other agreement or instrument referred to herein or therein shall be done or omitted (other than any payments made by the Borrowers, but subject to the provisions of Section 4);

                  (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any Guaranteed Obligations due and unpaid shall be modified, supplemented or amended in any respect, or any right under the Loan Agreement or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of

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         the obligations hereunder or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

                  (iv) any lien or security interest granted to, or in favor of the Lender or the Custodian, as the case may be, as security for any of the Guaranteed Obligations shall fail to be perfected.

                  The Guarantor hereby expressly waives diligence, presentment, demand of payment and protest whatsoever, and any requirement that the Lender exhaust any right, power or remedy or proceed against any Borrower under the Loan Agreement or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of any of the obligations guaranteed hereunder.

                  Section 4. Reinstatement. The obligations of the Guarantor shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceeding under the Bankruptcy Code or similar law ("Debtor Relief Law") and the Guarantor agrees that it will indemnify the Lender on demand for all reasonable costs and expenses (including, without limitation, fees of counsel) incurred by the Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under a Debtor Relief Law.

                  Section 5. Subrogation. Until such time as the Note is paid in full, the Guarantor hereby waives all rights of subrogation or contribution, whether arising by contract or operation of law (including, without limitation, any such right arising under a Debtor Relief Law) by reason of any payment by it pursuant to the provisions of this Guaranty.

                  Section 6. Remedies. The Guarantor agrees that, as between the Guarantor and the Lender, the obligations of the Borrowers under the Loan Agreement may be declared to be forthwith due and payable as provided therein (and shall be deemed to have become automatically due and payable pursuant thereto) for purposes of Section 2 hereof, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrowers and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrowers) shall forthwith become due and payable by the Guarantor.

                  Section 7. Instrument for the Payment of Money. To the extent permitted by applicable law, the Guarantor hereby acknowledges that the guaranty provided herein constitutes an instrument for the payment of money, and consents and agrees that the Lender, at its sole option, in the event of a dispute by the Guarantor in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York CPLR Section 3213.

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                  Section 8.    Continuing Guarantee. The guarantee provided
herein is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever or however arising and shall survive the termination of the Loan Agreement.

                  Section 9. General Limitation on Guaranteed Obligations. In any action or proceeding involving any state, corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the Guaranteed Obligations would otherwise be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability hereunder, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by the Guarantor or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

                  Section 10.   Representations and Warranties.

                  (i) Existence. The Guarantor (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite corporate or other power, and has all governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, except where the lack of such licenses, authorizations, consents and approvals would not be reasonably likely to have a Material Adverse Effect, and (c) is qualified to do business and is in good standing in all other jurisdictions in which the nature of the business conducted by it makes such qualification necessary, except where failure so to qualify would not be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect.

                  (ii) Financial Condition. The Guarantor has heretofore furnished to the Lender a copy of (a) its consolidated balance sheet and the consolidated balance sheets of its consolidated Subsidiaries for the fiscal year of the Guarantor ended December 31, 2002 and the related consolidated statements of income and retained earnings and of cash flows for the Guarantor and its consolidated Subsidiaries for such fiscal year, setting forth in each case in comparative form the figures for the previous year, with the opinion thereon of KPMG, LLC and (b) its consolidated balance sheet and the consolidated balance sheets of its consolidated Subsidiaries for the quarterly fiscal period of the Guarantor ended March 31, 2003 and the related consolidated statements of income and retained earnings and of cash flows for the Guarantor and its consolidated Subsidiaries for such quarterly fiscal period, setting forth in each case in comparative form the figures for the previous year. All such financial statements fairly present, in all material respects, the consolidated financial condition of the Guarantor and its Subsidiaries and the consolidated results of their operations as at such dates and for such fiscal periods, all in accordance with GAAP applied on a consistent basis. Since March 31, 2003, there has been no material adverse change in the consolidated business, operations or financial condition of the Guarantor and its consolidated Subsidiaries taken as a whole from that set forth in said financial statements.

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                  (iii)    Litigation. There are no actions, suits,
arbitrations, investigations (including, without limitation, any of the foregoing which are pending or, to the Guarantor's knowledge, threatened) or other legal or arbitrable proceedings affecting the Guarantor or any of its Affiliates or affecting any of the Property of any of them before any Governmental Authority (a) that questions or challenges the validity or enforceability of this Guaranty or any action to be taken in connection with the transactions contemplated hereby, (b) that makes a claim or claims in an aggregate amount greater than $1,000,000, (c) which, individually or in the aggregate, if adversely determined, could reasonably be likely to have a Material Adverse Effect or (d) that requires filing with the Securities and Exchange Commission in accordance with the 1934 Act or any rules thereunder.

                  (iv) No Breach. Neither (a) the execution and delivery of this Guaranty nor (b) the consummation of the transactions herein contemplated in compliance with the terms and provisions hereof will conflict with or result in a breach of the charter or by-laws of the Guarantor, or any applicable law, rule or regulation, or any order, writ, injunction or decree of any Governmental Authority, or other material agreement or instrument to which the Guarantor or any of its Affiliates is a party or by which any of them or any of their Property is bound or to which any of them is subject, or constitute a default under any such material agreement or instrument or result in the creation or imposition of any Lien upon any Property of the Guarantor or any of its Subsidiaries pursuant to the terms of any such agreement or instrument.

                  (v) Action. The Guarantor has all necessary corporate or other power, authority and legal right to execute, deliver and perform its obligations hereunder; the execution, delivery and performance by the Guarantor of this Guaranty has been duly authorized by all necessary corporate or other action on its part and this Guaranty has been duly and validly executed and delivered by the Guarantor and constitutes a legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms.

                  (vi) Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority or any securities exchange are necessary for the execution, delivery or performance by the Guarantor hereunder or for the legality, validity or enforceability hereof.

                  (vii) Taxes. The Guarantor and its Subsidiaries have filed all Federal income tax returns and all other material tax returns that are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by any of them, except for any such taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Guarantor and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Guarantor, adequate.

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                  (viii)   Investment Company Act. Neither the Guarantor nor any
of its Subsidiaries is an "investment company", or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  (ix) True and Complete Disclosure. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of the Guarantor to the Lender in connection with the negotiation, preparation or delivery of this Guaranty and the other Loan Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by or on behalf of the Guarantor to the Lender in connection with this Guaranty and the other Loan Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to a Responsible Officer of the Guarantor, after due inquiry, that could reasonably be expected to have a Material Adverse Effect that has not been disclosed herein, in the other Loan Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Lender for use in connection with the transactions contemplated hereby or thereby.

                  (x) Tangible Net Worth. On the date hereof, the Tangible Net Worth of the Guarantor is not less than $315,000,000.

                  (xi) ERISA. Each Plan to which the Guarantor or its Subsidiaries make direct contributions, and, to the knowledge of the Guarantor, each other Plan and each Multiemployer Plan is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or state law.

                  Section 11.   Covenants.

                  (i) Financial Statements. The Guarantor shall deliver to the Lender:

                  (a) as soon as available and in any event within 90 days after the end of each fiscal year of the Guarantor, the consolidated balance sheets of the Guarantor and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for the Guarantor and its consolidated Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous year, accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall not be qualified as to scope of audit or going concern and shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Guarantor and its consolidated Subsidiaries as at the end of, and for, such fiscal year in accordance with GAAP, and a certificate of such accountants stating that, in making the examination necessary for their opinion, they obtained no

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knowledge, except as specifically stated, of any Default or Event of Default under the Loan Agreement;

                  (b) as soon as available and in any event within 30 days after the end of each month, the unaudited consolidated balance sheets of the Guarantor and its consolidated Subsidiaries as at the end of such month and the related unaudited consolidated statements of income and retained earnings and of cash flows of the Guarantor and its consolidated Subsidiaries for such month and the portion of the fiscal year through the end of such month, setting forth in each case in comparative form the figures for the previous year, accompanied by a certificate of a Responsible Officer of the Guarantor, which certificate shall state that said consolidated financial statement fairly represents the consolidated financial condition and results of operation of the Guarantor and its consolidated Subsidiaries in accordance with GAAP, consistently applied, as of the end of, and for, such month (subject to normal year-end audit adjustments);

                  (c) from time to time such other information regarding the financial condition, operations, or business of the Guarantor as the Lender may reasonably request; and

                  (d) as soon as reasonably possible, and in any event within thirty (30) days after a Responsible Officer of the Guarantor knows, or with respect to any Plan or Multiemployer Plan to which the Guarantor or any of its Subsidiaries makes direct contributions, has reason to believe, that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a senior financial officer of the Guarantor setting forth details respecting such event or condition and the action, if any, that the Guarantor or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by the Guarantor or an ERISA Affiliate with respect to such event or condition): (i) any reportable event, as defined in Section 4043(c) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code or Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with
Section 412(d) of the Code); and any request for a waiver under Section 412(d) of the Code for any Plan; (ii) the distribution under Section 4041(c) of ERISA of a notice of intent to terminate any Plan or any action taken by the Guarantor or an ERISA Affiliate to terminate any Plan; (iii) the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Guarantor or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan; (iv) the complete or partial withdrawal from a Multiemployer Plan by the Guarantor or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by the Guarantor or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA; (v) the institution of a proceeding by a fiduciary of any Multiemployer Plan against the Guarantor or any ERISA Affiliate to

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enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days;
and (vi) the adoption of an amendment to any Plan that would result in the loss of tax-exempt status of the Plan and trust of which such Plan is a part if the Guarantor or an ERISA Affiliate fails to provide timely security to such Plan if and as required by the provisions of Section 401(a)(29) of the Code or Section 307 of ERISA.

                  The Guarantor will furnish to the Lender, at the time it furnishes each set of financial statements pursuant to paragraphs (a) and (b) above, a certificate of a Responsible Officer of the Guarantor (x) setting forth in reasonable detail, all calculations necessary to show compliance with the requirements set forth in paragraphs (ix) through (xiii) of Section 11 as of the end of such period (or, if the Guarantor is not in compliance with such paragraphs, (A) showing the extent of non-compliance, (B) specifying the period of non-compliance and (C) setting forth what actions, if any, the Guarantor has taken, is taking or proposes to take with respect thereto), and (y) to the effect that, to the best of such Responsible Officer's knowledge, the Guarantor during such fiscal period or year has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Guaranty and the other Loan Documents to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate (and, if any Default or Event of Default has occurred and is continuing, describing the same in reasonable detail and describing the action the Borrowers have taken or proposes to take with respect thereto).

                  (ii) Litigation. The Guarantor will promptly, and in any event within 10 days after service of process on any of the following, give to the Lender notice of all litigation, actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are pending or threatened) or other legal or arbitrable proceedings affecting the Guarantor or any of its Subsidiaries or affecting any of the Property of any of them before any Governmental Authority that (a) questions or challenges the validity or enforceability of any of this Guaranty or any action to be taken in connection with the transactions contemplated hereby, (b) makes a claim or claims in an aggregate amount greater than $1,000,000, (c) which, individually or in the aggregate, if adversely determined, could be reasonably likely to have a Material Adverse Effect or (d) requires filing with the Securities and Exchange Commission in accordance with the 1934 Act and any rules thereunder.

                  (iii)    Existence, etc. The Guarantor will:

                  (a) preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises;

                  (b) comply with the requirements of all applicable laws, rules, regulations and orders of Governmental Authorities (including, without limitation, all environmental laws) if failure to comply with such requirements would be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect;

                  (c) keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied;

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

                  (d) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; and

                  (e) permit representatives of the Lender, during normal business hours, to examine, copy and make extracts from its books and records, to inspect any of its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by the Lender.

                  (iv) Prohibition of Fundamental Changes. The Guarantor shall not enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) or sell all or substantially all of its assets; provided, that the Guarantor may merge or consolidate with (a) any wholly owned subsidiary of the Guarantor or
         (b) any other Person if the Guarantor is the surviving corporation and the Guarantor's Tangible Net Worth would not be adversely affected by such merger or consolidation; and provided further, that if after giving effect thereto, no Default would exist under the Loan Agreement.

                  (v) Payment of Shortfall Amounts. The Guarantor shall pay all Shortfall Amounts to or at the direction of the Lender in immediately available funds no later than one Business Day of notice from the Lender.

                  (vi) Notices. The Guarantor shall give notice to the Lender (unless the Borrowers have already given such notice under the Loan Agreement):

                  (a) promptly upon receipt of notice or knowledge other than from the Lender of the occurrence of any Default or Event of Default under the Loan Agreement;

                  (b) promptly upon receipt of notice other than from the Lender or knowledge of the occurrence of any breach of a representation or warranty or the failure to observe or perform any covenant or agreement contained herein;

                  (c) promptly upon receipt of notice other than from the Lender or knowledge of (A) any default related to any Collateral, (B) any Lien or security interest (other than security interests created by the Loan Agreement or other Loan Documents) on, or claim assert against, any of the Collateral or (C) any event or change in circumstances which could reasonably be expected to have a Material Adverse Effect; and

                  (d) promptly upon any material change in the market value of any or all of the Guarantor's assets.

                  Each notice pursuant to this provision shall be accompanied by a statement of a Responsible Officer of the Guarantor setting forth details of the occurrence referred to therein and stating what action the Guarantor has taken or proposes to take with respect thereto.

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                  (vii)    Transactions with Affiliates. The Guarantor will not
         enter into any transaction, including without limitation any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) not a violation of any provision under this Guaranty or the Loan Agreement, as the case may be, (b) in the ordinary course of the Guarantor's business and (c) upon fair and reasonable terms no less favorable to the Guarantor than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate, or make a payment that is not otherwise permitted by this clause (vii) to any Affiliate.

                  (viii) Limitation on Distributions. After the occurrence and during the continuation of any breach of a representation, warranty or covenant contained herein, the Guarantor shall not make any payment on the account of, or set apart the assets for, a sinking or other analogous fund for the purchase, redemption, defeasance retirement or other acquisition of any equity partnership interest of the Guarantor, whether now or hereafter outstanding, or make any other distribution in respect of any of the foregoing or to any shareholder or equity owner of the Guarantor, either directly or indirectly, whether in cash or property or in obligations of the Guarantor or any of the Guarantor's consolidated Subsidiaries, other than dividends paid by the Guarantor on its Series 1998A Convertible Preferred Stock and its Series 1999A Convertible Preferred Stock in an aggregate amount not to exceed $3,000,000 per annum.

                  (ix) Maintenance of Tangible Net Worth. The Guarantor shall not permit its Tangible Net Worth at any time to be less than the sum of (i) $275,000,000 (ii) 75% of the aggregate consolidated positive Net Income, calculated from the period beginning December 31, 2002 to the most recently ended monthly period and (iii) an amount equal to 50% of any Equity Proceeds received by the Guarantor since December 31, 2002.

                  (x) Maintenance of Ratio of Total Indebtedness to Tangible Net Worth. The Guarantor shall not permit its ratio of Total Indebtedness to Tangible Net Worth at any time to be greater than 8:1.

                  (xi) Minimum Liquidity. The Guarantor shall not permit its cash and pledgeable collateral, at any time, to be less than 1.5% of its loan receivables held for sale (net allowance for loan loss).

                  (xii) Maximum Residual Interest in Securitizations. The Guarantor shall not permit its ratio of residual interests in securitizations to Tangible Net Worth at any time to be greater than 1:1.

                  (xiii) Maintenance of Profitability. The Guarantor shall not permit, for any period of two consecutive fiscal quarters (each such period, a "Test Period"), Net Income for such Test Period, before income taxes for such Test Period and distributions made during such Test Period, to be less than $1.00.

                  (xiv) Required Filings. The Guarantor shall promptly provide the Lender with copies of all documents which the Guarantor or any Affiliate of the Guarantor is required

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

         to file with the Securities and Exchange Commission in accordance with the 1934 Act or any rules thereunder.

                  Section 12. Limitation of Liability. The liability of the Guarantor hereunder shall in no way be affected by (i) the release or discharge of any Borrower in any creditors', receivership, bankruptcy or other proceedings, (ii) the impairment, limitation or modification of the liability of any Borrower in bankruptcy, or of any remedy for enforcement of any of the Lender's obligations under the Loan Agreement resulting from the operation of any present or future provision of the federal bankruptcy law or any other statute or the decision of any court, (iii) the rejection or disaffirmance of any instrument, document or agreement evidencing any of the Lender's rights or obligations under the Loan Agreement in any such proceedings, (iv) the assignment or transfer of any of the Lender's obligations under the Loan Agreement by the Lender or (v) the cessation from any cause whatsoever of the liability of the Lender with respect to the Lender's obligations under the Loan Agreement.

                  Section 13. No Waiver. No failure on the part of the Lender to exercise and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Lender of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and not exclusive of any remedies provided by law.

                  Section 14. Notices. Notices sent to the Guarantor (including notices of Shortfall Amounts) via telecopy and telephone shall be sent to the attention of Kevin Cloyd (or such other person as may hereafter be prescribed by the Guarantor to the Lender in writing) to the telecopy number of
(949) 862-7749 (or such other telecopy number as may hereafter be prescribed by the Guarantor to the Lender in writing).

                  Section 15. Expenses. The Guarantor agrees to indemnify the Lender for all reasonable costs and expenses of the Lender (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (i) any non-payment of Shortfall Amounts as they shall become due and any enforcement or collection proceeding resulting therefrom, including, without limitation, all manner of participation in or other involvement with (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceeding, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 15.

                  Section 16. Assignment. The Guarantor may not assign its obligations hereunder without the prior written consent of the Lender. The Lender may assign its rights under this Guaranty to any successor Lender under the Loan Agreement, and any assignment of the Lender's obligations under the Loan Agreement or any portion thereof by the Lender shall operate to vest in the assignee, the rights and powers of the Lender hereunder to the extent of such assignment. This Guaranty shall be binding upon the Guarantor and the Guarantor's successors and assigns, and shall inure to the benefit of the Lender, its representatives, successors, successors-in-title and assigns.

                  Section 17. Governing Law. THIS GUARANTY SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK LAW WITHOUT REFERENCE TO CHOICE OF LAW DOCTRINE.

                  Section 18. Submission To Jurisdiction; Waivers. The Guarantor hereby irrevocably and unconditionally:

                  (i) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTY, THE NOTE AND THE OTHER LOAN DOCUMENTS, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

                  (ii) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

                  (iii) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH IN THE LOAN AGREEMENT OR AT SUCH OTHER ADDRESS OF WHICH THE LENDER SHALL HAVE BEEN NOTIFIED; AND

                  (iv) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

                  Section 19. Waiver of Jury Trial. EACH OF THE GUARANTOR AND THE LENDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                  Section 20. Amendments. No amendment or modification hereof shall be effective unless evidenced by a writing signed by the Guarantor and the Lender.

                  Section 21. Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and (ii) the invalidity or unenforceability of any provisions hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

                  Section 22. Counterparts. This Guaranty may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Guaranty by signing any such counterpart.

                  Section 23. Effect of Amendment and Restatement. This Amended and Restated Guaranty amends and restates in its entirety the Guaranty, dated as of December 1, 2002, made by the Guarantor in favor of the Lender.

                  IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Guaranty, or has caused this Amended and Restated Guaranty to be executed by its duly authorized representative, as of the date first above written.

                                            NEW CENTURY FINANCIAL
                                            CORPORATION, as Guarantor


                                            By: /s/ Patrick Flanagan
                                                --------------------------------
                                                Name: Patrick Flangan
                                                Title: Executive Vice President

Accepted and Acknowledged:

MORGAN STANLEY
MORTGAGE CAPITAL, INC., as Lender


By:  /s/ Andrew B. Newberger
     ------------------------------
     Name: Andrew B. Newberger
     Title: Vice President